Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 700 Louisiana Street, Suite 2060 Houston, TX 77002 www.crestwoodlp.com

Crestwood Equity Announces Third Quarter 2013

Financial and Operating Results

Merged partnerships, organic infrastructure projects and Arrow Midstream acquisition position CEQP for accelerated growth

HOUSTON, TEXAS, November 7, 2013 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood Equity” or “CEQP”) reported today its unaudited financial results for the quarter ended September 30, 2013. Our quarter results include the consolidated results of Crestwood Midstream Partners LP (“Legacy Crestwood Midstream”), Inergy Midstream, L.P. (“Legacy Inergy Midstream”) and Crestwood Equity (formerly known as Inergy, L.P.) for the full three months ended September 30, 2013.1 As previously announced, Legacy Crestwood Midstream merged into Legacy Inergy Midstream on October 7, 2013 with Legacy Inergy Midstream surviving the merger and immediately thereafter changing its name to Crestwood Midstream Partners LP (NYSE:CMLP) (“Crestwood Midstream” or “CMLP”).

“We are pleased to have completed the combination of Crestwood and Inergy announced in May 2013,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood Equity’s general partner. “With the consolidation of our general partnerships in June and the merger of our underlying partnerships in October, we have created a mid-cap, midstream family of MLPs that has substantial growth potential in the current industry environment.”

“While the current quarter’s financial and operating results are based on the consolidated standalone operations of CEQP, Legacy Crestwood Midstream and Legacy Inergy Midstream, the expected benefits from the merger integration process and improving results from CMLP’s underlying operating businesses, combined with the significant progress on CMLP’s announced organic projects and its recently announced acquisition of Arrow Midstream, creates an exciting growth platform for both CMLP and CEQP. Through our ownership of CMLP’s general partner and incentive distribution rights, Crestwood Equity is strategically aligned to benefit from this growth. We expect to further communicate our financial and operational goals for 2014 in early December 2013,” Phillips added.

[1]

The nine-month operating results included in the accompanying tables include the consolidated results of Crestwood Gas Services GP LLC (“Crestwood GP”) and Legacy Crestwood Midstream for the full nine months ending September 30, 2013, and the contribution from Crestwood Equity and Legacy Inergy Midstream for the period subsequent to Crestwood Holdings LLC’s acquisition of CEQP’s general partner on June 19, 2013.

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NEWS RELEASE

CEQP Quarterly Highlights

•	Reported adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) of $99.9 million for the quarter ended September 30, 2013;

•	Declared a quarterly cash distribution of $0.135 per limited partner unit to CEQP unitholders, payable on November 14, 2013. The third quarter 2013 distribution represents a 4% increase over the distribution for the second quarter 2013; and

•	Recorded a net loss of $7.9 million for the third quarter, which included the impact of approximately $28.1 million of significant items, the largest of which were $13.1 million of merger related costs and settlement of certain litigation and $9.7 million of non-cash losses on derivative instruments. Excluding significant items, net income totaled $20.2 million for the third quarter.

Crestwood Equity’s financial results for the current quarter include contributions from its general partner ownership interests in Legacy Crestwood Midstream and Legacy Inergy Midstream prior to the merger described above, and the results of operations from CEQP’s midstream assets, including its coast-to-coast natural gas liquids (“NGL”) logistics business and its Texas-based natural gas storage facility.

Integration Update

Since acquiring control of Crestwood Equity on June 19, 2013, Crestwood Holdings, our general partner, has been conducting a comprehensive integration of CEQP, Legacy Crestwood Midstream, and Legacy Inergy Midstream’s operations.

In addition to the merger integration process, we have been evaluating CEQP’s operating assets relative to the post-merger structure of CMLP and CEQP’s long term growth strategies and objectives. While CEQP’s nationwide NGL business continues to perform at a high level due to the industry’s increased focus on new NGL supplies and demand for NGL infrastructure, CEQP’s Texas-based natural gas storage asset, Tres Palacios, continues to be challenged due to the further weakening of regional gas storage fundamentals, including reduced seasonal gas price spreads and less volatility due to the continuation of an oversupplied gas market in the Gulf Coast region. This trend is expected to continue for the next several quarters. As a result, CEQP has commenced a series of cost reduction initiatives at Tres Palacios that should begin to favorably impact performance next year. We are also evaluating commercial strategies to increase utilization of the storage facility in the near term

NEWS RELEASE

and exploring strategic options that could better position Crestwood Equity for long term growth. We expect these cost-saving and revenue enhancement steps, combined with continued growth from our NGL business and increased contributions from CMLP, to drive CEQP’s future distribution growth beginning in 2014.

Third Quarter 2013 Results

Adjusted EBITDA was approximately $99.9 million for the quarter ended September 30, 2013, which was driven primarily by the EBITDA of our three segments. EBITDA of the Gathering and Processing segment totaled $43.2 million for the third quarter 2013, compared with $41.8 million for the third quarter 2012. The increase was primarily due to compression and pipeline assets acquired and placed in service in the Marcellus Shale region. EBITDA of the Storage and Transportation segment totaled $34.9 million driven primarily by the Stagecoach natural gas storage facility and the MARC I pipeline, which contributed $27.6 million of the segment’s EBITDA during the three months ended September 30, 2013. EBITDA of the NGL and Crude Services segment totaled $21.8 million, which reflects the significant EBITDA contribution from our coast-to-coast NGL logistics business and the COLT Hub during the quarter.

Crestwood Midstream Partners LP (NYSE: CMLP) has included additional standalone financial information for the quarter ended September 30, 2013 for Legacy Crestwood Midstream and Legacy Inergy Midstream through a separate news release issued today. Please see CMLP’s news release for more information on its operations, organic growth projects and the recently announced Arrow Midstream acquisition.

CEQP’s operations (outside of those owned by Legacy Crestwood Midstream and Legacy Inergy Midstream) generated Adjusted EBITDA of $15.3 million in the quarter, which was impacted by lower firm natural gas storage and hub services revenues at Tres Palacios and significant contributions from CEQP’s NGL business.

Basis of Presentation and Non-GAAP Financial Measures

Adjusted EBITDA and adjusted distributable cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

NEWS RELEASE

Conference Call

Management will host a conference call and internet webcast for investors and analysts of Crestwood Equity and Crestwood Midstream (collectively, “Crestwood”) today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss the third quarter 2013 performance. To participate by phone, dial 1-480-629-9678, and ask for the Crestwood call. A replay of the call will be available for one week by dialing 1-303-590-3030 and using access code 4647444. A webcast of the conference call will also be available live and by replay and can be accessed via the “Presentations” page of Crestwood’s Investor Relations website at www.crestwoodlp.com.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in crude oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of Crestwood assets; failure or delays by customers in achieving expected production in their natural gas projects; competitive conditions in the industry and their impact on our ability to connect natural gas supplies to Crestwood gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact Crestwood’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness, of either company, as well as other factors disclosed in Crestwood Equity’s and Crestwood

NEWS RELEASE

Midstream’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Crestwood does not assume any obligation to update these forward-looking statements.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood Midstream (NYSE: CMLP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Midstream is engaged in the gathering, processing, treating and compression of natural gas; transportation and storage of natural gas; transportation, fractionation, storage, and terminalling of NGLs; and storage and terminalling of crude oil. Prior to the merger of Crestwood Midstream Partners LP into Inergy Midstream, L.P. on October 7, 2013, the partnership was named Inergy Midstream, L.P. and was traded on the New York Stock Exchange under the ticker symbol “NRGM.”

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity (NYSE: CEQP) is a master limited partnership that owns the general partner interest (including the incentive distribution rights) and an approximate 4% limited partner interest of Crestwood Midstream. In addition, Crestwood Equity’s operations include a natural gas storage business in Texas and an NGL and crude oil supply and logistics business that serves customers in the United States and Canada. Prior to the merger of Crestwood Midstream Partners LP into Inergy Midstream, L.P. on October 7, 2013, Crestwood Equity Partners LP was named Inergy, L.P. and was traded on the New York Stock Exchange under the ticker symbol “NRGY.”

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

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NEWS RELEASE

Crestwood Equity Partners LP and Subsidiaries (Formerly Inergy, L.P.)

Consolidated Statements of Operations

(In millions, except unit and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013(a)	2012
Operating revenues:
Gathering and processing	$71.1	$63.0	$214.6	$172.0
NGL and crude services	307.3	—	348.8	—
Storage and transportation	48.8	—	55.1	—

Total operating revenues	427.2	63.0	618.5	172.0

Cost of product/services sold (excluding depreciation, amortization and accretion as shown below):
Gathering and processing	12.9	10.3	40.4	26.7
NGL and crude services	270.0	—	307.4	—
Storage and transportation	7.1	—	7.7	—

Total cost of product/services	290.0	10.3	355.5	26.7

Expenses:
Operating and administrative	66.3	17.5	118.2	52.0
Depreciation, amortization and accretion	55.4	16.9	105.8	51.9

Total expenses	121.7	34.4	224.0	103.9

Other operating income (expense):
Goodwill impairment	(4.1)	—	(4.1)	—
Gain on sale of assets	4.4	—	4.4	—
Gain on contingent consideration	—	—	—	6.8

Operating income	15.8	18.3	39.3	48.2
Loss from unconsolidated affiliate	0.4	—	0.4	—
Interest and debt expense, net	22.8	8.9	46.2	25.4

Income (loss) before income taxes	(7.4)	9.4	(7.3)	22.8
Provision for income taxes	0.5	0.3	1.2	0.9

Net income (loss)	(7.9)	9.1	(8.5)	21.9
Net (income) loss attributable to non-controlling partners	(0.4)	(3.1)	6.9	(9.2)

Net income (loss) attributable to Crestwood Equity Partners LP	$(8.3)	$6.0	$(1.6)	$12.7

Limited partners’ interest information:
Subordinated unitholders’ interest in net income (loss)	$(0.2)	$0.7	$(0.1)	$1.4

Common unitholders’ interest in net income (loss)	$(8.1)	$5.3	$(1.5)	$11.3

Net income (loss) per limited partner unit:
Basic	$(0.05)	$0.15	$(0.02)	$0.32

Diluted	$(0.05)	$0.15	$(0.02)	$0.32

Weighted-average number of limited partner units (in thousands): (b)
Basic	166,720	35,103	85,243	35,103
Dilutive units	4,388	4,388	4,388	4,388

Diluted	171,108	39,491	89,631	39,491

(a)	Results reflect the activity of Crestwood GP (including the consolidation of Legacy Crestwood Midstream’s business) for full periods presented, and the activity of Crestwood Equity (including the consolidation of Legacy Inergy Midstream’s business) only for the period from June 19, 2013 to September 30, 2013. This presentation is required under U.S. Generally Accepted Accounting Principles (“GAAP”).
(b)	The calculation of the weighted-average number of limited partner units outstanding is based on the number of units issued by CEQP to acquire Crestwood GP’s general partner interest (approximately 35.1 million common units and 4.4 million subordinated units) as if they were outstanding for the entire period prior to the June 19, 2013 acquisition. On the date of the acquisition, all of CEQP’s limited partner units (approximately 166.7 million common units and approximately 4.4 million subordinated units) were considered outstanding. This presentation is required under GAAP.

NEWS RELEASE

Crestwood Equity Partners LP and Subsidiaries (Formerly Inergy, L.P.)

Selected Balance Sheet Data

(In millions)

	September 30, 2013	December 31, 2012
	(Unaudited)
Cash and cash equivalents	$8.8	$0.1
Outstanding debt:
Crestwood Equity Partners LP (a)
Revolving credit facility	$376.2	$—
Senior unsecured notes	11.5	—
Other	2.9	—

Subtotal	$390.6	$—
Legacy Crestwood Midstream Partners LP (b)
Revolving credit facility—CMLP (c)	356.2	206.7
CMM credit facility (c)	191.9	127.0
Senior unsecured notes	350.0	350.0
Other	1.3	1.5

Subtotal	$899.4	$685.2
Legacy Inergy Midstream, L.P. (d)
Revolving credit facility—CMLP (c)	37.0	—
Senior unsecured notes	500.0	—
Other	4.8	—

Subtotal	$541.8	$—

Total debt	$1,831.8	$685.2

Total partners’ capital	$5,603.9	$1,550.7

Crestwood Equity Partners LP partners’ capital
Limited partner units outstanding	171.1	131.7

(a)	Legacy Inergy Midstream, Legacy Crestwood Midstream and their respective subsidiaries do not provide credit support or guarantee any amounts outstanding under CEQP’s credit facility or senior notes.
(b)	CEQP and each of its wholly owned subsidiaries do not provide credit support nor do they guarantee any amounts outstanding under the Legacy Crestwood Midstream credit facility, the CMM credit facility, or the Legacy Inergy Midstream senior notes.
(c)	On October 7, 2013, Legacy Inergy Midstream repaid and retired the credit facilities in connection with the closing of the merger, and Crestwood Midstream entered into a new five year $1.0 billion revolving credit facility.
(d)	CEQP and each of its wholly owned subsidiaries do not provide credit support nor do they guarantee any amounts outstanding under the Legacy Inergy Midstream credit facility or senior notes

NEWS RELEASE

Crestwood Equity Partners LP and Subsidiaries (Formerly Inergy, L.P.)

Segment Data

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Gathering and Processing
Operating revenues	$71.1	$63.0	$214.6	$172.0
Cost of product/services sold	12.9	10.3	40.4	26.7
Operating and administrative expense	14.9	10.9	40.5	30.0
Goodwill impairment	(4.1)	—	(4.1)	—
Gain on sale of assets	4.4	—	4.4	—
Loss on investment in unconsolidated affiliate	(0.4)	—	(0.4)	—
Gain on contingent consideration	—	—	—	6.8

EBITDA	$43.2	$41.8	$133.6	$122.1
NGL and Crude Services
Operating revenues	$307.3	$—	$348.8	$—
Cost of product/services sold	270.0	—	307.4	—
Operating and administrative expense	15.5	—	17.3	—

EBITDA	$21.8	$—	$24.1	$—
Storage and Transportation
Operating revenues	$48.8	$—	$55.1	$—
Cost of product/services sold	7.1	—	7.7	—
Operating and administrative expense	6.8	—	7.7	—

EBITDA	$34.9	$—	$39.7	$—
Total Segment EBITDA	$99.9	$41.8	$197.4	$122.1
Corporate Operations	(29.1)	(6.6)	(52.7)	(22.0)

EBITDA	$70.8	$35.2	$144.7	$100.1

NEWS RELEASE

Crestwood Equity Partners LP and Subsidiaries (Formerly Inergy, L.P.)

Reconciliation of Non-GAAP Financial Measures

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
EBITDA
Net income (loss)	$(7.9)	$9.1	$(8.5)	$21.9
Interest and debt expense, net	22.8	8.9	46.2	25.4
Income tax expense	0.5	0.3	1.2	0.9
Depreciation, amortization and accretion	55.4	16.9	105.8	51.9

EBITDA (a)	$70.8	$35.2	$144.7	$100.1
Significant items impacting EBITDA:
Goodwill impairment	4.1	—	4.1	—
Gain on sale of asset	(4.4)	—	(4.4)	—
Gain on contingent consideration	—	—	—	(6.8)
Long-term incentive and equity compensation expense	5.6	0.5	7.6	1.5
Loss from unconsolidated affiliate	0.4	—	0.4	—
EBITDA from unconsolidated affiliate	0.6	—	0.6	—
Non-cash fair value adjustments of derivative contracts	9.7	—	11.3	—
Significant transaction related costs and other items	13.1	1.0	22.8	3.3

Adjusted EBITDA (a)	$99.9	$36.7	$187.1	$98.1
Distributable cash flow
Adjusted EBITDA	$99.9	$36.7	$187.1	$98.1
Cash interest expense (b)	(19.5)	(7.5)	(41.6)	(21.5)
Maintenance capital expenditures (c )	(4.5)	(1.4)	(7.5)	(3.0)
Income tax expense	(0.5)	(0.3)	(1.2)	(0.9)
Deficiency payment	1.6	—	1.6	—
Distributable cash flow of CEQP prior to Crestwood Holdings’ acquisition of CEQP’s general partner (d)	—	28.4	82.5	157.5
Distributions paid to Legacy Inergy Midstream and Legacy Crestwood Midstream minority limited partner unitholders	(61.6)	(27.7)	(133.4)	(77.9)

Adjusted distributable cash flow attributable to CEQP (e)	$15.4	$28.2	$87.5	$152.3

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the impact of certain significant items, such as the gain or loss on economically hedged transactions not designated as hedges for accounting purposes, long-term incentive and equity compensation expenses, gain on contingent consideration, gain on the sale of assets, goodwill impairment and third party costs incurred related to potential and completed acquisitions, settlement of certain litigations, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.
(b)	Cash interest expense is book interest expense less amortization of deferred financing costs.
(c)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(d)	The amount represents CEQP’s distributable cash flow prior to the acquisition of CEQP’s general partner by Crestwood Holdings on June 19, 2013. The distributable cash flow in the three and nine months ended September 30, 2012 includes the results of CEQP’s retail propane operations disposed on August 1, 2012.
(e)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, income taxes, deficiency payments (primarily related to deferred revenue), and Legacy Inergy Midstream and Legacy Crestwood Midstream distributions paid for minority unitholders. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.

NEWS RELEASE

Crestwood Equity Partners LP and Subsidiaries (Formerly Inergy, L.P.)

Reconciliation of Non-GAAP Financial Measures

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
EBITDA
Net cash provided by operating activities	$56.7	$35.7	$114.1	$77.9
Net changes in working capital balances	(6.7)	(8.0)	(11.0)	(5.7)
Provision for doubtful accounts	1.2	—	1.1	—
Amortization of deferred financing costs and bond premium	(0.9)	(1.2)	(3.0)	(3.7)
Market adjustment on interest rate swap	0.2	—	1.1	—
Gain on contingent consideration	—	—	—	6.8
Long-term incentive and equity compensation expense	(5.6)	(0.5)	(7.6)	(1.5)
Deferred income taxes	2.6	—	2.6	—
Interest expense and debt expense, net	22.8	8.9	46.2	25.4
Provision for income taxes	0.5	0.3	1.2	0.9

EBITDA (a)	$70.8	$35.2	$144.7	$100.1
Long-term incentive and equity compensation expense	5.6	0.5	7.6	1.5
Gain on contingent consideration	—	—	—	(6.8)
Gain on sale of assets	(4.4)	—	(4.4)	—
Goodwill impairment	4.1	—	4.1	—
Loss from unconsolidated affiliate	0.4	—	0.4	—
EBITDA from unconsolidated affiliate	0.6	—	0.6	—
Non-cash fair value adjustments of derivative contracts	9.7	—	11.3	—
Significant transaction related costs and other items	13.1	1.0	22.8	3.3

Adjusted EBITDA (a)	$99.9	$36.7	$187.1	$98.1

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the impact of certain significant items, such as the gain or loss on economically hedged transactions not designated as hedges for accounting purposes, long-term incentive and equity compensation expenses, gain on contingent consideration, gain on the sale of assets, goodwill impairment and third party costs incurred related to potential and completed acquisitions, settlement of certain litigations, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.